UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

ZETA GLOBAL HOLDINGS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40464	80-0814458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Park Ave, 33rd Floor
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 967-5055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2024, Zeta Global Holdings Corp. (the “Company”), Zeta Global Corp. (the “Borrower”) and certain of its subsidiaries entered into a five-year $550.0 million senior secured credit facility (the “Credit Agreement”) with Bank of America, N.A., as a lender and administrative agent, and certain other lenders party thereto, comprised of senior secured term A loans in an aggregate principal amount of $200.0 million (the “Term Loan”) and a $350.0 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Credit Agreement replaces the Company’s existing credit agreement, dated February 3, 2021 (as previously amended, the “Existing Credit Agreement”), among the Company, the Borrower, Bank of America, N.A., as a lender and administrative agent, and the other lenders party thereto.

At the Borrower’s election, loans made under the Credit Agreement will bear interest at (i) SOFR plus a margin of between 1.875% and 2.625% per annum depending on the Borrower’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement), plus an adjustment of 0.10% per annum or (ii) the Base Rate (as defined in the Credit Agreement) plus a margin of between 0.875% and 1.625% per annum depending on the Borrower’s Consolidated Net Leverage Ratio. The Credit Agreement includes customary negative covenants that, among other things, restrict the Company’s ability to incur additional indebtedness, grant liens and make certain asset dispositions. In addition, the Credit Agreement contains a financial covenant that requires the Company to maintain a Consolidated Net Leverage Ratio not greater than 3.25:1.00, with a step-up to 3.75:1.00 for four consecutive fiscal quarters following an acquisition by the Company of at least $75 million.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with entering into the Credit Agreement, on August 30, 2024, the Company repaid all outstanding obligations in the amount of $185.0 million under the Existing Credit Agreement and terminated all commitments thereunder, including both the revolving credit facility and the term loan facility thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 3, 2024, the Company issued a press release announcing the closing of the Credit Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement among Zeta Global Corp., Zeta Global Holdings Corp., Certain Subsidiaries, the lenders party thereto, Bank of America, and BofA Securities, Inc.
99.1	Press Release, dated September 3, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date:	September 3, 2024	By:	/s/ Christopher Greiner
Christopher Greiner Chief Financial Officer